Exhibit 10.1

LEASE AGREEMENT

BETWEEN

HUDSONALPHA INSTITUTE FOR

BIOTECHNOLOGY

AND

CELSION CORPORATION

SUITE NO. 3100

i

ii

iii

STATE OF ALABAMA

COUNTY OF MADISON

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is made and entered into on this the 15th day of January, 2018, by and between HudsonAlpha Institute for Biotechnology, an Alabama non- profit corporation (“Landlord”), and Celsion Corporation, a Delaware corporation (“Tenant”).

ARTICLE 1

DEMISE

Section 1.01 Premises. Landlord does hereby rent and lease to Tenant, and Tenant hereby rents and leases from Landlord, the following described space in the building located at 601 Genome Way, Huntsville, Alabama (the “Building”): approximately 9,049 square feet of Usable Area, calculated in accordance with BOMA Standard Method For Measuring Floor Area in Office Buildings as of the date of this Lease, located on all or a portion of the 3rd floor of the Building, known as Suite # 3100. Landlord and Tenant acknowledge and agree that said square footage figures are accurate for all purposes used herein. The space hereby leased in the Building is hereinafter called the “Premises” and is outlined on the floor plan drawings attached hereto as Exhibit A and made a part hereof for all purposes. The Building is located in the biotechnology research and development campus known as The CRP Biotech Campus (the “Campus”), and this Lease and Tenant’s use and occupancy of the Premises shall be subject to all of the covenants, rules and restrictions (including without limitation applicable zoning ordinances) of Cummings Research Park West and The CRP Biotech Campus.

Section 1.02 Parking Areas and Common Areas. Tenant shall have the right to use all portions of the real property adjacent to the Building that are designated from time to time by Landlord as parking areas (the “Parking Areas”) and the Common Areas (as defined in Section 4.04) on a nonexclusive basis in common with the other tenants of the Building in accordance with Article 4, and with the Building Rules and Regulations attached hereto as Exhibit C and the Parking Rules and Regulations attached hereto as Exhibit D.

Section 1.03 Relocation of Tenant. Landlord shall have the right, at its sole cost and expense, to relocate Tenant to other premises within the Building, or within another building on the Campus owned by Landlord, of comparable kind and quality as the Premises as reasonably determined by Landlord. In no event shall any relocation accomplished pursuant to this Section 1.03 result in an increase in Rent or other sums payable under this Lease unless Tenant shall consent to an expansion of the Premises in connection with such relocation. Landlord shall use reasonable efforts to minimize disruption or inconvenience to Tenant during any relocation. Landlord’s liability to pay for the cost of any such relocation shall be limited to the direct costs of the relocation, and not consequential or speculative costs (e.g., loss of profits incurred by Tenant during relocation).

ARTICLE 2

TERM; ACCEPTANCE AND SURRENDER OF PREMISES; HOLDOVER

Section 2.01 Lease Term. The term of this Lease shall begin on the Commencement Date (as defined below) and terminate sixty (60) months thereafter (the “Lease Term”). The Lease Term shall commence on the earlier of (a) the first business day following the date which is fifteen (15) business days after Landlord delivers to Tenant written notice stating that the Premises are ready to be occupied by Tenant, or (b) the date Tenant commences business operations in the Premises (such earlier date being referred to herein as the “Commencement Date”). The Commencement Date shall be confirmed by Tenant pursuant to the Commencement Date Agreement in the form attached hereto as Exhibit E, which Tenant shall execute within fifteen (15) days following delivery of possession of the Premises to Tenant as herein provided.

Section 2.02 Termination Right. If Tenant constructs (or causes the construction of) a building within the Campus, Tenant may terminate this Lease and the Lease Term prior to its expiration in order to move out of the Building and to move immediately into the newly constructed building when such building is completed and ready for occupancy by Tenant.

Section 2.03 Common Design; Tenant Improvements. Tenant acknowledges that Landlord intends that the Premises have an appearance and design that is common with the Common Areas and other tenant spaces of the Building. Accordingly, Landlord’s architect has developed a common look and feel for all non-laboratory space within the Building, and Landlord will provide integrated office furniture, fixtures, equipment and color schemes for non-laboratory spaces in the Building (including within the Premises), all on an as-is, where-is basis without representation or warranty. During the Lease Term, Tenant shall have the right to use all such office furniture, fixtures and equipment located within the Premises, a photographic inventory of which is attached hereto as Exhibit B, as the same may be amended from time to time (collectively, the “Building FF&E”) for the purpose for which such items are intended, but the Building FF&E shall remain the sole property of Landlord at all times. Tenant hereby indemnifies Landlord for any damages, claims, or any liability arising from or in connection with Tenant's use of the Building FF&E.

Section 2.04 Quiet Enjoyment. So long as Tenant is not in default hereunder, Landlord covenants and agrees that Tenant may peaceably hold and quietly enjoy the Premises subject to and upon the terms and conditions of this Lease.

Section 2.05     Surrender of Premises.

A.     Tenant shall surrender and deliver up the Premises (including, without limitation, all Building FF&E) at the expiration or termination of the Lease Term, in good repair and condition, reasonable wear and tear thereof excepted.

B.     “Tenant’s Personal Property” shall mean all equipment, machinery, furniture, furnishings and other personal property now or hereafter installed or placed in or on the Premises by and at the sole expense of Tenant that can be removed without damage to the Premises or the Building. Tenant shall obtain Landlord’s approval of such Tenant’s Personal Property before installing or placing the same in the Premises. Tenant shall remove all of Tenant’s Personal Property from the Premises at the expiration or termination of the Lease and shall repair any damage to the Premises or the Building caused by such removal. All other property located within the Premises (other than alterations and additions required by Landlord to be removed by Tenant pursuant to Section 5.03 hereof), including wall-to-wall carpet, paneling or other wall covering, and any other article attached or affixed to the floor, wall or ceiling of the Premises, shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. Any property belonging to Tenant or any other person that is left in the Premises after the Lease Term shall be deemed to be have been abandoned; provided, however, that Tenant shall remain liable for the cost of the removal of such property.

Section 2.06     Holdover.     If Tenant continues to occupy the Premises after the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall be deemed a tenant from month-to-month, with rent due and payable for such holdover period at the rate of one hundred fifty percent (150%) of the monthly rent in effect at the expiration (or earlier termination) of this Lease. During any such holdover period, all other terms and conditions of this Lease shall remain in full force and effect and such tenancy from month-to-month shall be cancelable by either party by giving written notice thereof at least thirty (30) days prior to the effective date of cancellation. No holdover or payment by Tenant after the expiration or termination of this Lease shall operate to extend the Lease Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. Any provision in this Lease to the contrary notwithstanding, any holdover by Tenant shall constitute a default on the part of Tenant under this Lease entitling Landlord to exercise, without obligation to provide Tenant any notice or cure period, all of the remedies available to Landlord in the event of a Tenant default, and Tenant shall be liable for all damages, including consequential damages, that Landlord suffers as a result of the holdover.

ARTICLE 3

RENT

Section 3.01 Rent. For purposes of this Lease, each successive period of twelve (12) months during the Lease Term commencing on the Commencement Date shall be a “Lease Year”. As consideration of and for this Lease and the Premises, commencing on the Commencement Date, Tenant shall pay to Landlord an initial net annual rental equal to the sum of $24.00 per square foot with respect to 9,049 square feet of Tenant’s Premises located at Suite # 3100 as reflected on Exhibit A (collectively, the “Rent”) for the first Lease Year. Rent will be adjusted on the first day of each successive Lease Year thereafter (each such date an “Adjustment Date”) to reflect the increase, if any, in the cost of living from the month and year in which the Commencement Date occurs; provided, however, that Rent for any Lease Year shall not increase by more than 2% over the Rent in effect for the immediately preceding Lease Year. In no event shall the annual rent due after the Adjustment Date ever be a sum which is less than the annual rent due before the Adjustment Date. The annual rent due as a result of an increase in the cost of living shall be calculated in accordance with the calculation set forth in this Section 3.01. The basis for computing the cost of living shall be the unadjusted Consumer Price Index for all Urban Consumers, All Items (1982-84 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor (“Index”). The Index for the month and year in which the Commencement Date occurs shall be the “Base Index Number”. The Index for the month immediately preceding the Adjustment Date shall be the “Current Index Number”. The annual Rent for each Lease Year commencing with the second Lease Year shall be the greater of (i) the annual Rent then in effect immediately prior to the Adjustment Date, and (ii) the product obtained from multiplying the amount of annual rent in effect prior to the applicable Adjustment Date by the fraction whose numerator is equal to the Current Index Number and whose denominator is equal to the Base Index Number.

Adjusted Annual Rent = Annual Rent Prior to Adjustment Date x	Current Index Number
Base Index Number

If the aforesaid Index is not in existence at the time the determination is to be made, the parties shall use such equivalent price index as is published by a successor government agency in lieu of the Index; or if no such price index is published, then the parties shall use a mutually acceptable equivalent price index as is published by a non-governmental agency.

Section 3.02 Payments of Rent. Rent shall be due and payable in equal monthly installments, in advance, without notice, demand, setoff or deduction, on or before the first (1st) day of each calendar month during the Lease Term. Tenant shall pay the Rent to Landlord by delivering or mailing (postage prepaid) the Rent to Landlord at the following address:

HudsonAlpha Institute for Biotechnology

601 Genome Way

Huntsville, AL 35806

or to such other address or in such other manner as Landlord may, from time to time, specify by written notice to Tenant (including without limitation via Automated Clearing House (ACH) payment to a financial institution designated by Landlord). Any payment which is less than the amount of Rent then due shall constitute a payment made on account thereof, the parties hereby agreeing that Landlord’s acceptance of such payment shall not alter or impair Landlord’s right to be paid all or any amounts then or thereafter due and shall not prevent Tenant from being in default or Landlord from exercising all its remedies hereunder. Rent shall be prorated for any partial month that this Lease is in effect.

ARTICLE 4

USE OF PREMISES; COMPLIANCE WITH LAWS

Section 4.01  Permitted Use. Tenant agrees that Landlord is leasing the Premises to Tenant based on the representation by Tenant that the use of Premises by Tenant shall be in the field of biotechnology, including research, office, laboratory, sales, service, training and production. Tenant agrees that it shall only use the Premises in connection with such use in the field of biotechnology and shall not use the Premises for any non-biotechnology uses, except as permitted by Landlord in writing in its sole and absolute discretion.

Section 4.02     Covenants of Tenant Regarding Use. In connection with its use of the Premises, Tenant agrees to do the following:

A.     Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner. Tenant shall be responsible for compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. § 1201 et seq.), as amended and supplemented from time to time, and any other laws regarding accessibility, with respect to Tenant’s use of the Premises.

B.    Tenant (i) shall not use, or permit any other person to use, the Premises for any (a) unlawful purpose or act and (b) any use other than the permitted use set forth in Section 4.01; (ii) shall comply with and obey all laws, regulations and orders of any governmental authority or agency; (iii) shall not commit or permit any waste or damage to the Premises; (iv) shall comply with all reasonable directions of the Landlord, including without limitation, all the Building Rules and Regulations attached hereto as Exhibit C, all the Parking Rules and Regulations attached hereto as Exhibit D and all Laboratory Rules and Regulations applicable to all laboratory spaces within the Building attached here to as Exhibit G, as the same may be modified from time to time by Landlord on reasonable notice to Tenant; and (v) shall not do or permit anything to be done in or about the Premises that constitutes a nuisance or in any way obstructs or interferes with the rights of other tenants or occupants of the Building or their invitees, or injure or annoy such tenants, occupants or their invitees. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of the Building Rules and Regulations, but agrees to take reasonable measures to assure such other tenant’s compliance.

C.     Tenant shall, at its sole cost and expense, procure or obtain any and all necessary permits, licenses, or other authorizations required for lawful and proper use, occupation and management of the Premises.

D.     Tenant shall not overload the floors of the Premises beyond their designed weight-bearing capacity, which Landlord has determined to be 80 PSF for all corridor floor space and 100 PSF for all office and laboratory floor space, including an allowance for partition load. Landlord reserves the right to direct the positioning of all heavy equipment, furniture and fixtures that Tenant desires to place in the Premises so as to distribute properly the weight thereof, and to require the removal of any equipment or furniture that exceeds the weight limit specified herein.

E.     Tenant shall not use the Premises, or allow the Premises to be used, for any purpose or in any manner that would, in Landlord’s opinion, invalidate any policy of insurance now or hereafter carried on the Building and/or the Campus or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may, at its option, require Tenant to stop engaging in such activity or to reimburse Landlord as additional rent for any increase in premiums charged during the Lease Term on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant.

F.     Tenant shall not inscribe, paint, affix or display any signs, advertisements or notices on the interior or exterior of the Building or on or about the Parking Areas and Common Areas or within the Premises which are visible from outside the Premises, except for such tenant identification information as Landlord permits to be included or shown on the directory board in the main lobby and on or adjacent to the access door or doors to the Premises, or such other signs Landlord may consent to in writing.

G.     Landlord may, but shall not be obligated to, at Landlord’s sole expense, submit the Building to be certified under the U.S. Green Building Council’s LEEDv3-Existing Buildings: Operations and Maintenance standard. Tenant shall not incur any out-of-pocket costs in connection with such certification, but Tenant agrees to comply with the reasonable Building practices, procedures, rules and regulations of Landlord as necessary to achieve and maintain such certification.

Section 4.03   Landlord’s Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Premises, the Parking Areas or the Common Areas by Tenant, its employees, agents, customers and invitees, each of which may be exercised without notice or liability to Tenant:

A.     Landlord shall install such signs, advertisements or notices or tenant identification information on the directory board and tenant access doors, as it shall deem necessary or proper.

B.     Landlord shall approve or disapprove, prior to installation, all types of drapes; shades and other window coverings used in the Premises, and may control all internal lighting that may be visible from outside the Premises

C.     Landlord shall approve or disapprove all sign painting and lettering used on the Premises and the Building, including the suppliers thereof.

D.     Landlord may control the Parking Areas and the Common Areas in such manner as it deems necessary or proper, including by way of illustration and not limitation: requiring all persons entering or leaving the Building to identify themselves and their business in the Building; excluding or expelling any peddler, solicitor or loud or unruly person from the Building; and closing or limiting access to the Building or any part thereof, including entrances, corridors, doors and elevators, during times of special events sponsored by Landlord, emergency repairs or after regular business hours.

E.     Landlord reserves the right, subject to Tenant’s right to quiet enjoyment of the Premises, to modify the size, location, arrangement, finish and other features of the Common Areas and the Parking Areas of the Building, and to alter, modify, or add onto the Building (other than the Premises) and the Parking Areas.

Section 4.04 Definition of Common Areas. The term “Common Areas”, as used in this Lease, refers to the areas of the Building and the Campus that are designed for use in common by all tenants of the Building and their respective employees, agents, customers, invitees and others, and includes, by way of illustration and not limitation (i) entrances and exits, lobbies, hallways and stairwells, elevators, restrooms and snack bars or other vending areas located outside the premises leased to tenants, (ii) sidewalks, driveways, the Parking Areas and landscaped areas, (iii) temporary guest quarters located outside the premises leased to tenants, (iv) the cafeteria, the library, the gym/workout area, and (v) other areas as may be designated by Landlord from time to time as part of the Common Areas of the Building. During the Lease Term, Tenant shall have the non-exclusive right, in common with others, to the use of the Common Areas, subject to such nondiscriminatory rules and regulations as may be adopted from time to time by Landlord including those set forth on Exhibit C and Exhibit D of this Lease.

Section 4.05 Access to and Inspection of Premises. Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Premises during normal business hours for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and making such repairs, alterations or improvements to the Premises or the Building as Landlord may deem necessary or desirable; provided, however, in the event of an emergency, as determined in Landlord’s reasonable judgment, no prior notice shall be required and entry shall not be limited to normal business hours. In addition, during the last one hundred eighty (180) days of the Lease Term, Landlord, its employees and agents shall have the right to enter any part of the Premises at reasonable times for the purposes of showing the same to prospective tenants. If representatives of Tenant shall not be present to open and permit such entry into the Premises at any time when such entry is necessary or permitted hereunder, Landlord and its employees and agents may enter the Premises by means of a master or pass key or otherwise. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 5

MAINTENANCE AND REPAIRS; ALTERATIONS; SERVICES

Section 5.01 Repair and Maintenance of the Building. Subject to Tenant’s repair and maintenance obligations pursuant to Section 5.02 below, Landlord shall repair and maintain in good working order and condition (i) the elevators, HVAC, electrical, plumbing, ventilation, sprinkler and other mechanical systems of the Building, (ii) the structural components of the Building, including without limitation, the roof, foundation, exterior walls, exterior doors and exterior windows, and (iii) the Common Areas and Parking Areas of the Building. Except as provided in Article 8 and Article 9 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to any fixtures, appurtenances and equipment therein or thereon. Nothing herein shall diminish Tenant’s responsibility to maintain and repair Tenant equipment, including but not limited to any special fire protection equipment, telecommunications and computer equipment, kitchen equipment, air conditioning/ventilation equipment serving and specially installed for the Premises (if any), any laboratory equipment, refrigerators or freezers or other equipment specially installed for the Tenant. Notwithstanding anything contained in the Section to the contrary, Landlord shall have no obligation to make any repairs necessitated by the negligence, willful misconduct, misuse or default of Tenant, its employees, agents, customers and invitees.

Section 5.02 Repair and Maintenance of Premises. Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to windows, glass and plate glass, doors, interior walls and finish work, floors and floor coverings, Building FF&E, and supplemental or special heating and air conditioning systems, and shall take good care of the Premises and its fixtures (including without limitation, Building FF&E) and permit no waste, except normal wear and tear. Tenant shall maintain and replace, at its cost and expense, all light bulbs and fixtures in the Premises that are not the Building's standard light fixtures and bulbs. Any repairs required under this Section, although paid for by Tenant, will be performed by Landlord, except with regard to laboratory areas within the Premises, in which case Tenant shall perform all maintenance and repairs to such areas, including without limitation maintenance and repairs to fume hoods, freezers, coolers, snorkels, biohazard cabinets and lab benches.

Section 5.03 Alterations. Tenant may not make any changes, additions, alterations, improvements or additions to the Premises and Building FF&E or attach or affix any articles thereto without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion for any reason or no reason. If Landlord permits any such changes or alterations, they will be at Tenant’s sole cost and expense and will subject to such requirements and conditions as Landlord may impose in its sole discretion, including without limitation the following requirements: (i) that all permitted alterations, improvements and additions to the Premises shall be performed only by Landlord or by contractors approved by Landlord in accordance with plans and specifications approved by Landlord; and (ii) that Tenant, upon the expiration of this Lease, restore the Premises to the same condition as existed on the Commencement Date at Tenant’s expense.

Section 5.04    Landlord Services.

A.     Landlord shall use its reasonable best efforts to furnish the Premises with the following services (the “Landlord Services”):

(i)     Tepid water (at the normal temperature of the supply of water to the Building) for lavatory and toilet purposes, refrigerated water for drinking purposes, and hot water, all of such water service to be supplied from the regular supply of water to the Building through fixtures installed by Landlord either in the Common Areas or the Premises, as Landlord shall determine;

(ii)     Landlord shall furnish seasonable air conditioning and heating during normal business hours as determined by Landlord in its reasonable discretion. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same, but at Tenant's expense at such hourly rates as may be determined from time to time by Landlord, which charge Tenant shall pay promptly upon being billed therefor;

(iii)     Landlord shall furnish electric current for Building standard tenant lighting and small business machinery only from electric circuits designated by Landlord for Tenant's use. Such circuits will be fed into one or more of the existing electrical panel(s) in the electrical closets located adjacent to the Premises. Tenant’s usage of said panels on any given floor shall not exceed Tenant’s pro rata share (based on rentable square footage) of the panels’ capacity. Tenant will not use any electrical equipment which in Landlord’s opinion will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord’s prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, computers (other than desktop word processors and personal computers), auxiliary air conditioners, laboratory equipment, and other related equipment to the Building’s electrical system, or make any alteration or addition to the system. If Tenant desires any such items, additional 208/120 volt electrical power beyond that supplied by Landlord as provided above, electric current in excess of 208/120 volts for purposes other than Building Standard tenant lighting, or other special power requirements or circuits, then Tenant may request Landlord to provide such supplemental power or circuits to the Premises, which request Landlord may grant or withhold in its reasonable discretion. If Landlord furnishes such power or circuits, Tenant shall pay Landlord the cost of the design, installation and maintenance of the facilities required to provide such additional or special electric power or circuits and the cost of all electric current so provided at such rates as may be determined from time to time by Landlord. Landlord may require separate electrical metering of such supplemental electrical power or circuits to the Premises, and Tenant shall pay, on demand, the cost of the design, installation and maintenance of such metering facilities. In the event such additional electrical power is not separately metered, Landlord may utilize agreed upon estimates to pay for such additional electric power and Tenant agrees to pay for such additional agreed upon estimates on a monthly basis, in addition to any other rent or charges hereunder. Tenant shall not have access to any electrical closets in the Building; any electrical engineering design or contract work shall be performed at Tenant’s expense by Landlord or an electrical engineer and/or electrical contractor designated by Landlord. All invoices respecting the design, installation and maintenance of the facilities requested by Tenant shall be paid within thirty (30) days of Tenant's receipt thereof. Landlord's charge to Tenant for the cost of electric current so provided shall be paid within thirty (30) days of receipt of invoice by Tenant.

(iv)     Waste disposal, cleaning and janitorial service, including the supplying and installing of paper towels, toilet tissue and soap in the Common Areas on Monday through Friday of each week except legal holidays; provided, however, Tenant shall be responsible at its own cost for hazardous waste disposal, cleaning of laboratory areas within the Premises, and carpet cleaning other than routine vacuuming;

(v)     Replacement of all lamps, bulbs, starters and ballasts in Building Standard lighting as required from time to time as a result of normal usage;

(vi)      Cleaning and maintenance of the Parking Areas and Common Areas, including the removal of rubbish and snow;

(vii)     Washing of exterior and interior windows at intervals reasonably established by Landlord;

(viii)     Exterior lighting and pass-card or other security access to the Building after standard building hours; and

(ix)      Automatic elevator service.

Landlord in its sole discretion may, but shall not be obligated to, provide (i) patrol service to monitor the Parking Areas and Building entrances, (ii) the following information technology services (collectively, the “IT Services”): telephone, voice, internet, local area network (LAN), virtual private network (VPN) services and other services incidental thereto, and (iii) mailroom services, including shipping and receiving.

B.     Except as otherwise set forth above, the Landlord Services shall be provided during normal business hours as determined by Landlord in its reasonable discretion. Landlord shall give Tenant at least seventy-two (72) hours advance notice of any utilities which will be unavailable within the knowledge and control of Landlord.

C.     Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in this Section 5.04 may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services, and that any such interruption shall not be deemed an eviction or disturbance of Tenant’s right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease, including the payment of rent.

Section 5.05 Additional Services. If Tenant requests any other utilities or building services in addition to those identified above, or if any of the above utility or building services are substantially greater in frequency, scope, quality or quantity than those that are normally required by other tenants in the Building as determined by Landlord, then Landlord may, but shall not be obligated to, use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. In the event Landlord is able to and does furnish such additional utilities or building services, the costs thereof shall be determined solely by Landlord, exercising its reasonable business judgment, and shall be borne by Tenant.

ARTICLE 6

MECHANICS’ LIENS

If any mechanics’ or other lien or order for the payment of money shall be filed against the Building or the property of which the Building is a part or any building or improvement thereon, by reason of or arising out of any labor or material furnished or alleged to have been furnished to or for, or at the request of, Tenant at the Premises, or for or by reason of any change, alteration, or addition or the cost or expense thereof or any contract relating thereto, Tenant shall cause the same to be canceled and discharged of record, by bond or otherwise as allowed by law at the expense of Tenant, within ten (10) days after written demand therefor, and shall also defend on behalf of Landlord at Tenant’s sole cost and expense, any action, suit, or proceeding that may be brought thereon or for the enforcement of those liens, lien or orders, and Tenant will pay any damages and satisfy and discharge any judgment entered therein and indemnify and save harmless Landlord from any claim or damage resulting therefrom. If Tenant fails to have any such lien canceled or discharged, Landlord may, but shall not be obligated to, pay the claim upon which such lien is based so as to have such lien released of record; and, if Landlord does so, then Tenant shall pay to Landlord, as additional rent, upon demand, the amount of such claim, plus all other costs and expenses incurred in connection therewith. This Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 7

PERSONAL PROPERTY AND OTHER TAXES

Tenant shall pay before delinquency any and all taxes, assessments, fees or charges, including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant’s business operations in the Premises and any of Tenant’s Personal Property. In the event any such taxes, assessments, fees or charges are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent.

ARTICLE 8

INSURANCE; INDEMNITY

Section 8.01 Landlord’s Insurance. Landlord shall maintain liability, fire and extended coverage insurance in the Building, together with such other types of insurance coverage as are customarily maintained by owners of comparable first-class office/research and laboratory buildings in the Huntsville, Alabama metropolitan area, and such other insurance coverage as Landlord may elect in its sole discretion to carry. Tenant acknowledges that Landlord’s policy of casualty insurance may include commercially reasonable deductible limits that, notwithstanding the waiver set forth in Section 8.2 below, shall be considered the sole responsibility of Tenant hereunder to the extent of Tenant’s fault if Tenant or any person acting at the direction or under the control of Tenant is the cause of any loss covered by Landlord’s policy of casualty insurance.

Section 8.02 Waiver of Subrogation. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is actually covered by valid and collectible fire, extended coverage, “All Risk” or similar policies maintained by such party or required to be maintained by such party under this Lease, subject to the provisions of Section 8.01 above and to the extent that such loss or damage is recovered under said policies. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

Section 8.03     Tenant’s Insurance.

A.     Tenant shall carry and keep in full force and effect from and after the Commencement Date and at all times during the Lease Term commercial general liability insurance, including blanket contractual liability insurance, covering Tenant’s use of the Premises, with limits of liability not less than $1,000,000 combined single limit with a $3,000,000 general aggregate limit (which general aggregate limit may be satisfied by an umbrella liability policy) for bodily injury or property damage.

B.     Tenant shall carry an all-risk insurance policy covering all of Tenant’s property located in the Premises (including without limitation Tenant’s Personal Property) for not less than the full insurable value and replacement cost thereof without reduction for depreciation. All proceeds of such insurance shall be used solely to restore, repair or replace Tenant’s property located in the Premises (including without limitation Tenant’s Personal Property).

C.     Tenant shall obtain such additional amounts of insurance and additional types of coverage as Landlord may reasonably request from time to time.

D.     All commercial general liability and property damage insurance policies and any other insurance policies carried by Tenant shall (i) be issued by insurance companies authorized to do business in the State of Alabama, with a then current Alfred M. Best Company, Inc. (or if it no longer exists, a comparable rating service) general policy holder’s rating of “A” or better and financial size category of Class XII or higher and otherwise reasonably satisfactory to Landlord; (ii) designate, as additional named insureds, Landlord, Landlord’s managing agent, Landlord’s mortgagee(s) and any other parties designated by Landlord; (iii) be written as a primary policy coverage and not contributing with or in excess of any coverage that Landlord may carry; (iv) provide for thirty (30) days’ prior written notice to Landlord of any cancellation or other expiration of such policy; and (v) contain contractual liability coverage insuring the performance by Tenant of the indemnity provisions of this Lease. In addition, all property damage insurance policies shall either permit or contain an express waiver of any right to recovery (by subrogation or otherwise) by the insurance company against Landlord and Landlord’s mortgagees. Tenant shall deliver to Landlord either a copy of each such policy of insurance or a certificate evidencing the coverages required hereunder prior to occupancy. Renewal certificates shall be provided by Tenant on an annual basis. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability under this Lease.

Section 8.04     Liability of Landlord and Tenant.

A.     Neither Landlord nor any of its agents or employees shall have any liability to Tenant, or to Tenant’s employees, agents, contractors, subtenants, invitees or customers for any damage, injury, loss, or claims based on or arising out of any cause whatsoever, including without limitation, the following: repair to any portion of the Premises, the Building or Building FF&E; interruption in the use of the Premises or any equipment therein (including without limitation Building FF&E); any accident or damage resulting from any use or operation Landlord, Tenant, or any other person or entity of elevators, server rooms, or the heating, cooling, electrical, sewerage, or plumbing equipment or apparatus, or the laboratory equipment (including without limitation autoclaves, fume hoods, freezers and environmental chambers); any damage or loss (including without limitation loss of data from computer viruses) resulting from on in connection with Tenant’s use of the IT Services; personal injury (including disease or illness), death or property damage resulting from the operation by Tenants or its employees, agents, contractors or invitees of the Premises or the business conducted therein; termination of the Lease by reason of da mage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any person or entity; failure or inability to furnish any service specified in this Lease; any leakage in any part of the Premises or the Building, or from drains, pipes, or plumbing fixtures in the Premises or the Building. Any property placed by Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefore. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for and to the extent of any injury caused by Landlord’s wanton or willful misconduct. In no event, however, shall Landlord have any liability to Tenant on account of any claims for the interruption of or loss to Tenant’s business or for any indirect or consequential damages or losses.

B.     Tenant shall reimburse Landlord for, and shall indemnify, protect, defend and hold Landlord, its employees, and agents harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys’ fees, disbursements and actual costs), losses, and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (i) the use and occupancy of the Premises or the business conducted therein, and/or the use of the Building FF&E; (ii) any act or omission of Tenant, its agents, contractors, employees, subtenants, or invitees; or (iii) any breach of Tenant’s obligations under this Lease, and not resulting from the gross negligence or willful misconduct of Landlord, its employees or agents.

C.     Notwithstanding any provision to the contrary contained herein, Tenant shall look solely to the estate and property of Landlord in and to the Building in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises, and Tenant agrees that the liability of Landlord arising out of or in connection with the Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises, shall be limited to such estate and property of Landlord in and to the Building. No properties or assets of Landlord other than the estate and property of Landlord in and to the Building shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of or in connection with this Lease, the relationship of Landlord and Tenant, or Tenant’s use of the Premises.

ARTICLE 9

RESTORATION AFTER DAMAGE OR DESTRUCTION

If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord’s sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or in the event any mortgagee under a mortgage covering the Building should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease and the Lease Term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the rent hereunder shall be abated as of the date of such damage. If Landlord does not thus elect to terminate this Lease, Landlord shall within sixty (60) days after the date of such damage commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it existed immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant’s furniture or furnishings or of fixtures and equipment removable by Tenant under the provisions of this Lease. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the disregard of the repair thereof, unless resulting from Landlord’s gross negligence or willful misconduct, except that, Landlord shall allow Tenant a diminution of rent (in proportion to the diminution in the usable area of the Premises) during the time and to the extent the Premises are unfit for occupancy. Landlord may relocate Tenant in accordance with Section 1.03 either permanently or temporarily in order to accommodate restoration work performed by Landlord. In the event Landlord fails to complete the restoration within one hundred eighty (180) days from the date of the casualty or such longer period as is reasonably necessary for Landlord to complete the repair using reasonable diligence, Tenant may, at its option, terminate this Lease by giving Landlord written notice of such termination, whereupon this Lease shall terminate. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant’s agents, employees or invitees, Tenant shall not have the termination right set forth in the preceding sentience, the rent hereunder shall not be diminished during the repair of such damage.

ARTICLE 10

CONDEMNATION

If the whole or any part of the Premises shall be taken for public or quasi-public use by a governmental or other authority having the power of eminent domain or shall be conveyed to such authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease; provided, however, that such termination shall be ineffective if Landlord elects to relocate Tenant in accordance with Section 1.03 hereof, and notice of such election is delivered to Tenant within thirty (30) days’ after Landlord’s receipt of Tenant’s termination notice. If a part of the Premises shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant’s use, then, subject to Landlord’s relocation right set forth in Section 1.03, this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession. In such event, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. Landlord may relocate Tenant in accordance with Section 1.03 either permanently or temporarily in order to accommodate restoration work performed by Landlord. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award.

ARTICLE 11

ASSIGNMENT; SUBLETTING

Tenant may not assign this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion; and any attempted assignment or subletting without such consent shall be invalid. Any sale, transfer or conveyance of a majority ownership interest in Tenant shall be deemed an assignment of this Lease for which Landlord’s prior written consent shall be required pursuant to this Article 11. At least thirty (30) days prior to the proposed effective date of such assignment or sublease, Tenant shall provide Landlord a signed original of the assignment or sublease document. Tenant shall also provide, at Landlord’s request, any information on the proposed assignee or subtenant that Landlord may require to make a determination of the quality of such proposed assignee or subtenant. In the event of a permitted assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant’s other obligations under the terms, conditions and covenants of this Lease except as may be otherwise provided for herein. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant shall deliver to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant’s obligations under this Lease. Upon the occurrence of an Event of Default hereunder, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a waiver or release of Tenant from the further performance of its obligations under this Lease or the making of a new lease with such assignee or subtenant.

ARTICLE 12

TRANSFERS BY LANDLORD

Section 12.01 Sale and Conveyance of the Building. Landlord shall have the right to sell and convey the Campus and the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale and conveyance shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02 Subordination. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building and/or the Campus by so declaring in such mortgage, and the recording of any such mortgage shall make it prior and superior to this Lease regardless of the date of execution or recording of either document; provided that, following Tenant’s request, Landlord shall cause the holder of such mortgage or trustee to execute and deliver to Tenant for its execution a subordination, nondisturbance and attornment agreement which provides, among other things, that so long as no default has occurred and is continuing beyond the period of time allowed for the remedy thereof under the terms of this Lease, the holder of the mortgage shall not disturb Tenant’s leasehold interest or possession of the Premises in accordance with the terms hereof. Within ten (10) days of Landlord’s delivery thereof to Tenant, Tenant shall execute and deliver to Landlord, without cost, the subordination, nondisturbance and attornment agreement in such form as reasonably may be deemed necessary or desirable by Landlord or its mortgagee to confirm the subordination of this Lease. Within ten (10) days of Landlord’s written request therefor, Tenant also shall deliver to Landlord an Estoppel Certificate in the form attached hereto as Exhibit F. Tenant shall, in the event any proceedings are brought for the foreclosure of any such mortgage, attorn to the purchaser upon any such foreclosure and recognize such purchaser as the landlord under this Lease. Landlord shall not be required to provide an estoppel certificate to Tenant.

ARTICLE 13

LANDLORD’S LIEN; WAIVER OF LIEN

Section 13.01 Lien. To secure the payment of all Rent due and to become due hereunder, and the faithful performance of all of the other covenants of this Lease required by Tenant to be performed, Tenant hereby grants to Landlord an express contractual lien on, and security interest in and to, all property, chattels or merchandise owned by Tenant which may be placed in the Lease Premises (except such part of such property as may be exchanged, replaced or sold from time to time in the ordinary course of Tenant’s operations), and all proceeds therefrom, and also upon all proceeds of any insurance which may accrue to Tenant by reason of damage to or destruction of any such property. All exemption laws are hereby waived by Tenant. Upon the occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all such goods, wares, equipment, fixtures, furniture, improvements and other personal property owned by Tenant and situated on the Premises, without liability for trespass or conversion and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase the same unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner given or other wise required by law, the Tenant shall pay any deficiency forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Alabama.

Section 13.02 Waiver of Lien. Notwithstanding the foregoing, in the event the holder of a security interest or other similar interest or lender to Tenant, or other security holder so requests, Landlord shall execute a waiver of any statutory and the contractual landlord’s lien set forth above in Section 13.01 as to any personal property owned or purchased by Tenant or Tenant’s permitted assignees or subtenants and not permanently affixed to the Premises. In the event Tenant or Tenant’s permitted assignees or subtenants shall enter into a bona fide lease agreement with any lessor whereby such lessor shall lease to Tenant or Tenant’s permitted assignees or subtenants any tangible personal property to be placed upon or used upon the Premises, or Tenant or Tenant’s permitted assignees or subtenants finances any equipment before or after placement on the Premises, and if such lessor or financing institution requests, Landlord shall execute a waiver of its statutory and contractual landlord’s lien with respect to each such tangible personal property, furniture, fixtures, or equipment, such waiver to provide that with respect to any such tangible personal property for which a waiver is issued, the party removing such tangible personal property (if removable) must repair and restore the Building or other improvements to its original state.

ARTICLE 14

EVENTS OF DEFAULT; REMEDIES

Section 14.01 Defaults by Tenant. The occurrence of any one or more of the following events shall be an “Event of Default” under and breach of this Lease by Tenant:

A.     Tenant shall fail to pay any monthly installment of Rent within ten (10) days of when due; or Tenant shall fail to pay any other amounts due Landlord from Tenant as additional rent or otherwise within ten (10) days after Landlord’s delivery of written notice to Tenant that such payment is due or past due.

B.     Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease (other than those referenced in subsection 14.01(A) hereof) for a period of thirty (30) days after notice thereof from Landlord.

C.     Tenant shall vacate, abandon or fail to occupy the Premises or any substantial portion thereof for a period of not less than thirty (30) consecutive days following the Commencement Date.

D.     Tenant shall interfere with any other tenant’s use of such tenant’s leased premises or the Common Areas of the Building.

E.     A trustee or receiver shall be appointed to take possession of substantially all of Tenant’s assets in, on or about the Premises or of Tenant’s interest in this Lease (and Tenant does not regain possession within sixty (60) days after such appointment); Tenant shall make an assignment for the benefit of creditors; or substantially all of Tenant’s assets in, on or about the Premises or Tenant’s interest in this Lease shall be attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

F.     A petition in bankruptcy, insolvency, or for reorganization or arrangement shall be filed by or against Tenant pursuant to any federal or state statute (and, with respect to any such petition filed against it, Tenant fails to secure a stay or discharge thereof within sixty (60) days after the filing of the same).

Section 14.02 Remedies of Landlord. Upon the occurrence of any Event of Default set forth in Section 14.01, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised at Landlord’s option without further notice to or demand upon Tenant:

A.     Landlord may re-enter the Premises and cure any Event of Default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses that Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action unless caused by reckless or willful misconduct on the part of Landlord.

B.     Landlord may terminate this Lease as of the date of such Event of Default, in which event: (i) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (ii) Landlord may re-enter the Premises and dispossess Tenant or any other occupants of the Premises by force, summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy that Landlord may have for possession or arrearages in rent or other sums due hereunder; and (iii) notwithstanding the termination of this Lease, Landlord may declare all rent that would have been due under this Lease for the balance of the term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage that Landlord may sustain by reason of such termination, it being expressly understood and agreed that the liabilities and remedies specified in this Subsection (B) of Section 14.02 shall survive the termination of this Lease and that all amounts referred to herein shall not be discounted to present value.

C.     Landlord may, without terminating this Lease, re-enter the Premises and re-let all or any part of the Premises for a term different from that which otherwise would have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period that otherwise would have constituted the balance of the Lease Term, together with all of Landlord’s reasonable costs and expenses for preparing the Premises for re-letting, including all repairs, tenant finish improvements, brokers’ and attorneys’ fees, and all loss or damage that Landlord may sustain by reason of such re-entry and re-letting. Landlord shall use reasonable efforts to mitigate its damages by reletting the Premises on commercially reasonable terms; provided, however, that such shall not require Landlord to relet the Premises on the same terms and conditions as set forth herein.

D.     Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

E.     In the event that Tenant fails to pay within ten (10) days of the date due and payable any monthly rental installment of Rent, Tenant shall pay to Landlord, to the fullest extent permitted by applicable law, a late charge of four percent (4%) of the amount due and unpaid in order to compensate Landlord for the costs and expenses of administering, handling and processing late payments.

F.     In the event Tenant fails to pay within thirty (30) days after the same is due and payable any monthly rental installment of Rent, or any other sum or charge required to be paid by Tenant to Landlord as additional rent, such unpaid amount shall bear interest from the due date thereof to the date of payment at the annual percentage rate of interest (the “Delinquency Interest Rate”) equal to three percentage points (3%) in excess of the “Prime Rate” from time to time published in the Money Rates section of The Wall Street Journal, which rate as published on the last publication day in any month shall be deemed to be the appropriate reference rate for the entire next succeeding calendar month; provided, however, that in no event shall the Delinquency Interest Rate exceed the maximum contract rate of interest from time to time allowed to be charged under applicable law. Should The Wall Street Journal cease the publication of its Prime Rate, the Landlord shall have the right to designate a comparable reference rate.

Section 14.03 Default by Landlord and Remedies of Tenant. It shall be a default under and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty (30) day period and thereafter diligently undertakes to complete the same. So long as the Premises remain suitable for Tenant’s proposed use, Tenant shall not be entitled to terminate this Lease as a result of any such default.

Section 14.04 Non-Waiver of Defaults. The failure or delay by either party hereto to exercise or enforce at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to exercise or enforce each and every such right or remedy or other provision. No waiver of any default and/or breach of this Lease shall be deemed to be a waiver of any other default and/or breach. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 14.05 Attorneys’ Fees. In the event Tenant defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the Landlord employs attorneys to enforce all or any part of this Lease, collect any rent due or to become due or recover possession of the Premises, Tenant agrees to reimburse the Landlord for the attorneys’ fees incurred thereby once a default is determined to have occurred, whether by judgment or otherwise.

ARTICLE 15

ENVIRONMENTAL REPRESENTATIONS,

COVENANTS AND INDEMNITIES

Section 15.01     Hazardous Materials.

A.     Tenant shall comply with all rules, laws, orders, ordinances, directions, regulations and requirements pertaining to air and water quality, Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters.

B.     Any Hazardous Materials brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees shall be used, kept and stored in a manner that complies with all laws regulating such Hazardous Materials (including without limitation the maintenance of an MSDS log). No Hazardous Materials shall be brought upon, kept or used in or about the Premises unless such Hazardous Materials are necessary or useful to Tenant’s business as specified in Section 4.01.

C.     Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Campus, the Building or the Premises, damages for the loss or restriction on use of rentable or usable space, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) that arise during or after the Lease Term in connection with contamination of the Campus, the Building or the Premises by Hazardous Materials as a result of Tenant’s use or activities, or the activities of Tenant’s invitees, employees, agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision. Without limiting the foregoing, if the presence of any Hazardous Material on or about Campus, the Building or the Premises caused or permitted by Tenant, its invitees, employees, agents, contractors or invitees results in any contamination of the Campus, the Building or the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Campus, the Building or the Premises to the condition existing prior to the presence of any such Hazardous Materials; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnity and covenants shall survive the expiration or earlier termination of this Lease.

D.     As used herein, the term “Hazardous Materials” means any hazardous or toxic substances, materials or wastes, including, but not limited, to those substances, materials or wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or designated by the United States Environmental Protection Agency as hazardous substances (40 CFR Part 302) or hazardous waste (40 CFR Part 261), petroleum products, asbestos and such other substances, materials and wastes that are or become regulated under any applicable state, federal or local law, rule, regulation or ordinance.

E.     Any toxins, viruses, bacteria, re-agents, select agents, pathogens and similar biological agents that are infectious, dangerous or hazardous to human health, animal health or plant health (particularly agricultural interests) or that are regulated by the State of Alabama, or the United States, including without limitation the Department of Health and Human Services, the Centers for Disease Control and Prevention, the Food and Drug Administration or the Department of Defense, (collectively, “Biologicals”) may not be brought upon, kept, stored, used, generated, cultured, cultivated, propagated or grown in or about the Premises, the Building or the Campus by Tenant, its agents, employees, contractors or invitees without the prior written consent of Landlord, which may be withheld or conditioned in Landlord’s sole and absolute discretion. All such permitted Biologicals shall be used, kept, stored, generated, cultured, cultivated, propagated or grown in a manner that complies with all laws, rules and regulations regulating such items. Tenant shall comply with all rules, laws, orders, ordinances, directions, regulations and requirements pertaining to such Biologicals, including without limitation, the Department of Health and Human Services Select Agent Program. Without limiting the foregoing, Tenant shall comply at all times with the Laboratory Rules and Regulations applicable to all laboratory spaces within the Building, which are attached here to as Exhibit G, as the same may be modified from time to time by Landlord on reasonable notice to Tenant.

F.     Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Campus, the Building or the Premises, damages for the loss or restriction on use of rentable or usable space, damages arising from any adverse impact on marketing of space in the Building and the Campus, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) that arise during or after the Lease Term in connection with the release of any such Biologicals and/or contamination of the Campus, the Building the Premises or any other property, including the property of third parties by Biologicals as a result of Tenant’s use or activities, or the activities of Tenant’s invitees, employees, agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, quarantine, removal or restoration work required by any federal, state or local governmental agency, political subdivision or court of law. Without limiting the foregoing, if the presence of any Biologicals on or about Campus, the Building or the Premises caused or permitted by Tenant, its invitees, employees, agents, contractors or invitees results in any contamination of the Campus, the Building or the Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Campus, the Building or the Premises to the condition existing prior to the presence of any such Biologicals; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The foregoing indemnity and covenants shall survive the expiration or earlier termination of this Lease.

ARTICLE 16

NOTICES

All notices to the parties shall be addressed to them at the respective addresses set forth below, or to such other address, of which either of them, as the case may be, shall notify the other in the manner stated in this Article for giving notice. The notice shall be effective (a) on the third (3rd) day after mailing, if sent by certified mail, return receipt requested, first class postage prepaid; or (b) upon delivery (or refusal of delivery or return as unfound), if sent by hand delivery or by overnight courier; in all events addressed as follows (or as a party may give notice of in accordance with this Article):

if to Landlord:	HudsonAlpha Institute for Biotechnology 601 Genome Way
Huntsville, Alabama 35806
Attention: Pete Yanul, Chief Financial Officer

if to Tenant:	Celsion Corporation
601 Genome Way, Suite # 3100 Huntsville, AL 35806 Attention: Khursheed Anwer, Executive Vice President

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01 Condition of Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises, the Building, the Building FF&E or any Building services for the conduct of Tenant’s business except as provided in this Lease.

Section 17.02 Insolvency or Bankruptcy. In no event shall this Lease be assigned or assignable by operation of law, and in no event shall this Lease be an asset of Tenant in any receivership, bankruptcy, insolvency or reorganization proceeding.

Section 17.03 Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Alabama.

Section 17.04 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns.

Section 17.05 Name. Tenant shall not, without the written consent of Landlord, use the name of the Building or the Campus for any purpose other than as the address of the business to be conducted by Tenant in the Premises, and in no event shall Tenant acquire any rights in or to such names.

Section 17.06 Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

Section 17.07 Time. Time is of the essence of this Lease and each and all of its provisions.

Section 17.08 Defined Terms; Headings; Ambiguities. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If more than one person is named as Tenant, the obligations of such persons are joint and several. The headings and titles to the articles and sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. If any term of this Lease is deemed ambiguous by a court of competent jurisdiction, it shall not be construed for or against any party on the basis that the party did or did not draft or prepare this Lease.

Section 17.09 Prior Agreements; Amendments in Writing. This Lease, all of the exhibits attached hereto, contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or agreed to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

Section 17.10 Payment of and Indemnification for Leasing Commissions. Tenant hereby acknowledges, represents and warrants to Landlord that Tenant has not engaged a broker in connection with the negotiation and execution of this Lease, and that no broker or person is entitled to any leasing commission or compensation as a result of the negotiation or execution of this Lease. Tenant hereby indemnifies and holds Landlord harmless from any and all liability for the breach of any such representation and warranty on its part and shall pay any compensation to any other broker or person who may be deemed or held to be entitled thereto.

Section 17.11 Severability of Invalid Provisions. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

Section 17.12 Services Performed by Landlord. Any services that Landlord is required to furnish pursuant to the provisions of this Lease may, at Landlord’s option, be furnished from time to time, in whole or in part, by employees of Landlord, by the managing agent of the Building, or by one or more third persons; and Landlord further reserves the right to require Tenant to enter into agreements with such third persons in form and content approved by Landlord for the furnishing of such services; provided, however, that in no event shall Landlord be relieved of its obligation to furnish such services as provided for in this Lease.

Section 17.13 Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including, but not limited to, war, invasion acts of terrorism or other hostility; work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; man-made or natural casualties; natural disasters, including, but not limited to excessive heat, excessive cold, excessive rain, snow, hail, wind, ice, tornadoes, tropical storms, hurricanes and remnants thereof, floods, earthquakes, volcanoes, sinkholes or other acts of God; acts or omissions of governmental or political bodies; or civil disturbances or riots.

Section 17.14 Memorandum of Lease. Neither this Lease nor a memorandum thereof shall be recorded in the Office of the Judge of Probate of Madison County, Alabama.

Section 17.15 Confidentiality. Tenant shall at all times maintain the confidentiality of the terms and conditions of this Lease and will direct its officers, employees, agents and representatives to do the same. Tenant shall not communicate or disclose, whether directly or indirectly, the terms and conditions of this Lease to any third party (i) other than Tenant’s lender(s), outside legal counsel, accountants and such other professionals whose knowledge of this Lease is required in connection with the services to be rendered to Tenant by such professionals, and (ii) except where such disclosure is required by law.

Section 17.16 Non-Solicitation. As consideration for Landlord’s leasing the Premises to Tenant and placing Tenant in a position where Tenant will establish personal relationships with Landlord’s employees, Tenant covenants and agrees with Landlord that, during the term of the Lease and for a period of one (1) year immediately following the effective date of the termination or expiration of the Lease, Tenant shall not directly or indirectly for Tenant or on behalf of Tenant, or through any other person, persons, firm, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, sole proprietorship, corporation, company or any other entity, attempt to solicit or hire any of Landlord’s employees for any purpose whatsoever, without the written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

IN WITNESS WHEREOF, Landlord and Tenant have caused these presents to be executed as of the date first above written on separate signature pages attached hereto.

HUDSONALPHA LEASE AGREEMENT

(Landlord’s signature page)

LANDLORD:

HudsonAlpha Institute for Biotechnology

By:
	Name:	Pete Yanul
	Title:	Chief Financial Officer

STATE OF ALABAMA	)
:
MADISON COUNTY	)

I, the undersigned, a notary public in and for said county in said state, hereby certify that Pete Yanul, whose name as Chief Financial Officer of HudsonAlpha Institute for Biotechnology, an Alabama nonprofit corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this     day of     , 20     .

Notary Public

[NOTARIAL SEAL]	My commission expires:

HUDSONALPHA LEASE AGREEMENT

(Tenant’s signature page)

TENANT:

Celsion Corporation

By:
Name:	Michael H. Tardugno
Title:	Chairman, President and Chief Executive Officer

STATE OF ALABAMA	)
:
MADISON COUNTY	)

I, the undersigned, a notary public in and for said county in said state, hereby certify that Michael H. Tardugno, whose name as Chairman, President and Chief Executive Officer of Celsion Corporation, a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and official seal this _     day of     , 20     .

Notary Public

[NOTARIAL SEAL]	My commission expires:

HUDSONALPHA LEASE AGREEMENT

EXHIBIT A - Premises Floor Plan

HUDSONALPHA LEASE AGREEMENT

EXHIBIT B – Building FF&E

[DESCRIBED ON PHOTO DISC PREVIOUSLY DELIVERED TO TENANT]

HUDSONALPHA LEASE AGREEMENT

EXHIBIT C – Building Rules and Regulations

1.     Sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2.     No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

3.     No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls, nor on any part of the inside of the Premises or Building that are visible from the outside of the Premises or Building, as the case may be. Signs on entrance door or doors shall conform to Building standard signs. Signs on doors shall, at Tenant's expense, be inscribed, painted or affixed by sign markers approved and provided by Landlord. Landlord may, if Tenant violates this provision, remove same without any liability, and any expense incurred in such removal shall be payable by Tenant.

4.     Water closets and other plumbing fixtures shall not be used for any purpose other than for which they were constructed. No sweepings, rubbish, rags, feminine hygiene products or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by, through or under Tenant shall be borne by Tenant.

5.     Tenant shall not mark, paint, drill into or in any way deface the Premises or Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

6.     No bicycles, vehicles or animals (except seeing eye dogs) shall be brought into or kept in or about the Premises. No cooking shall be done or permitted by Tenant on the Premises except in conformity with law and then only in the utility kitchen, if any, as set forth in Tenant's layout, which is to be used by Tenant's employees and guests for heating beverages and light snacks. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

7.     Tenant shall not make, or permit to be made, any disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them.

8.     Neither Tenant, nor any of Tenant's agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters or bring or keep upon the Premises flammable, combustible or explosive fluid, or chemical substance, except in connection with the permitted use of the Premises, in which case all such fluids, chemicals, and substances shall be transported, stored, used and disposed of in compliance with all applicable laws and regulations.

9.     No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key or access card/badge is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys, access cards/badges of offices, labs, storage or other rooms and toilet rooms, either furnished to, or otherwise procured by, Tenant. Tenant shall pay to Landlord the cost of any replacement keys.

10.     All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord determines for such activity from time to time. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates these Rules or the Lease.

11.     Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises other than furniture supplied by Landlord specifically for such purpose without having obtained Landlord's express written approval thereof in each instance.

12.     Landlord shall have the right to prohibit advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices. Upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13.     Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

14.     The Premises shall not be used for lodging or sleeping without the express written consent of Landlord.

15.     Landlord shall respond to Tenant service requests only after application at the management office for the Building.

16.     Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17.     There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. No hand trucks, mail carts or mail bags shall be used in passenger elevators.

18.     All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials' fire retardant characteristics shall be submitted to Landlord, in a manner satisfactory to Landlord.

19.     Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with pass-keys into the offices, labs, or other rooms as appropriate) for the purpose of cleaning the Premises. Landlord shall not be responsible to Tenant for any loss of property from the Premises, or for any damage done to furniture or other effects of Tenant by the janitor or any of its employees.

20.     No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant's expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

21.     Landlord will post on the Building directories one name only for Tenant at no charge. All additional names which Tenant shall desire put upon said directories must be first consented to by Landlord, and if so approved, a charge to Tenant will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

22.     Landlord reserves all vending rights, and in no event shall any vending machines be visible from the exterior of the Premises. Request for such service shall be made to Landlord.

23.     Parking facilities for the Building, if any, shall be used by vehicles that may occupy a standard parking area only. The use of such parking facilities shall be limited to normal business parking and shall not be used for overnight parking.

24.     Each Tenant expressly understands and agrees that Landlord expressly reserves the right to grant or deny access (to the Building or any portion thereof, including without limitation, any Tenant’s Premises) to any telecommunications, cable, wireless, internet or other service provider whatsoever, and that no Tenant shall have the right to demand or require Landlord to grant such access to any such telecommunications service provider.

25.      Smoking shall not be permitted anywhere in the Building or on the Campus.

26.     Landlord reserves the right to install a security access system and/or security camera(s) around the Building and Tenant agrees to comply with all reasonable rules and regulations of Landlord regarding such systems and shall not interfere with the operation of the same.

27.     Landlord reserves the right to modify or delete any of the foregoing Rules and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and the Building, and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules by other tenants.

28.     Weight limits are 80 PSF for all corridor floor space and 100 PSF for all office and laboratory floor space.

29.     No person (other than Landlord’s third-party security personnel) shall bring upon, carry, store, discharge or otherwise use any handgun, firearm, explosive device or any other weapon of any kind or nature, on or about any building or any other part of the CRP Biotech Campus, including without limitation the parking areas; provided, however, that an employee of a tenant may store firearms in that employee’s car in the parking lot, but only if (i) that employee does so in strict compliance with Alabama Code §13A-11-90(b) and (ii) Alabama Code §13A-11-90(b) remains in effect.

HUDSONALPHA LEASE AGREEMENT

EXHIBIT D - Parking Rules and Regulations

The following rules, regulations and rights (these "Rules," collectively) apply to the use of all Parking Areas:

l.     Tenant and its employees, agents, contractors, and invitees may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as unreserved tenant parking areas (the “Unreserved Parking Areas”).

2.     Only Tenant and its employees, agents, invitees, and visitors of Tenant who are physically handicapped and who exhibit proper handicapped car tags may park their motor vehicles in those portions of the Parking Areas designated by Landlord from time to time as handicapped parking areas (the “Handicapped Parking Areas”).

3.     Parking in the Unreserved Parking Areas, the Visitor Parking Areas, and the Handicapped Parking Areas shall be on a non-exclusive, "as-available" basis.

4.     No representation or warranty is made by Landlord as to the number or location of parking spaces comprising the Parking Areas, or any portion thereof.

5.     Motor vehicles shall only be parked in striped parking spaces located within the Parking Areas and no motor vehicles shall be parked in any other location within the Property and/or the Campus.

6.     Not more than one motor vehicle may be parked on each parking space and no motor vehicle may be parked on more than one parking space.

7.     Parking Areas shall not be used for any purpose other than the parking of permitted motor vehicles thereon. No commercial activity shall be conducted from the Parking Areas. The foregoing rule shall not restrict the Landlord’s right to use the Parking Areas for any purpose and for special events sponsored or hosted by Landlord from time to time.

8.     No RV’s, boats or trailers shall be parked in the Parking Areas. No repairs (other than emergency repairs) or washing of motor vehicles shall be permitted in the Parking Areas.

9.     Tenant, its employees, agents, guests, visitors, and invitees assume full responsibility and Landlord shall have no liability for (a) all loss, damage, injury, or death caused to the person or property of third parties by reason of their use of the Parking Areas; and (b) protecting their motor vehicles against theft, vandalism, and damage and for protecting their person against injury and assault by reason of their use of the Parking Areas.

l0.  Tenant shall indemnify Landlord against all loss, damage, cost, and expense (including attorney's fees) sustained by Landlord by reason of the use of the Parking Areas by Tenant, its employees, agents, guests, visitors, and invitees, or by violation of the Rules by any of said persons, other than damage caused by the negligence of Landlord, or its Agent.

ll.   Tenant expressly agrees that Landlord shall have the right to tow motor vehicles of Tenant and its employees, agents, guests, and visitors which are parked in violation of these Rules, and all costs associated therewith shall be borne by Tenant.

12. A violation of these Rules shall entitle Landlord to revoke the parking privileges of the offending party, in addition to other rights and remedies available to Landlord.

Landlord reserves the right from time to time without notice to Tenant to (a) change the location or configuration of the Parking Areas, or any portion thereof; (b) change the number of parking spaces located within the Parking Areas, or any portion thereof; (c) install systems to control and monitor parking in the Parking Areas, or any portions thereof, including without limitation, a parking gate and identification card system; (d) utilize parking guards or attendants to supervise and control parking within the Parking Areas and to enforce these Rules; (e) have full access to the Parking Areas (including the right to close or alter the means of access to the Parking Areas, or portions thereof) to make repairs and alterations thereto, to prevent a taking by adverse possession or prescription or to comply with applicable legal and governmental requirements; (f) modify these Rules by posting notices thereof in the Common Areas or by other means deemed appropriate by Landlord; (g) tow motor vehicles parked in violation of these Rules; and (h) enforce these Rules by appropriate legal action.

HUDSONALPHA LEASE AGREEMENT

EXHIBIT E- Commencement Date Agreement

Agreement made this 15th day of January, 2018, between HudsonAlpha Institute for Biotechnology (hereinafter referred to as “Landlord”), and Celsion Corporation (hereinafter referred to as “Tenant”).

WHEREAS, Landlord and Tenant entered into a lease dated January 15, 2018 (hereinafter referred to as the “Lease”) for 9,049 square feet of Usable Area on the 3rd floor of the building located at 601 Genome Way, Huntsville, AL 35806;

NOW, THEREFORE, pursuant to the provisions of Section 2.04 of the Lease, Landlord and Tenant mutually agree to as follows:

1.	The Commencement Date of the Lease Term is February 1, 2018. The Expiration Date of the Lease Term is January 31, 2023.

2.

Tenant is in possession of, and has accepted, the Premises demised by the Lease, and acknowledges that all the work to be performed by Landlord in the Premises as required by the terms of the Lease has been satisfactorily completed. Tenant further certifies that all conditions of the Lease required of Landlord as of this date have been fulfilled and there are no defenses or off-sets against the enforcement of the Lease by Landlord.

IN WITNESS, WHEREOF, the parties hereto have signed and sealed this Agreement, the 15th day of January, 2018.

LANDLORD:

HudsonAlpha Institute for Biotechnology

By:

Name: Pete Yanul

Title: Chief Financial Officer

TENANT:

Celsion Corporation

By:

Name: Michael H. Tardugno

Title: Chairman, President and Chief Executive Officer

HUDSONALPHA LEASE AGREEMENT

EXHIBIT F - Estoppel Certificate

PREMISES:	Suite , Building

Huntsville, Alabama

LEASE DATED:	, 200

LANDLORD:	HudsonAlpha Institute for Biotechnology

TENANT:

The undersigned, the tenant under the above lease, certifies to, the mortgagee or purchaser of the above premises, that said lease is presently in full force and effect and unmodified except as indicated at the end of this certificate; that the term thereof has commenced and full rental is now accruing thereunder; that the undersigned has accepted possession of said premises and that any improvements required by the terms of said lease to be made by the Landlord have been completed to the satisfaction of the undersigned; that no rent under said lease has been paid more than thirty (30) days in advance of its due date; that the undersigned, as of this date, has no charge, lien or claim of offset under said lease or otherwise against rents or other charges due or to become due thereunder; and that there are no presently existing defaults on the part of the Landlord under the lease (except as indicated at the end of this certificate, if any).

Dated                      , 200_.

[INSERT MODIFICATIONS:

]

TENANT:

By:

Title:

HUDSONALPHA LEASE AGREEMENT

EXHIBIT G – Laboratory Rules and Regulations

1.     Laboratory facilities shall be used only for their intended purpose(s) as defined in your lease agreement.

2.     Hazardous materials (including all reactive agents, compressed gases, combustible and flammable gases, etc.) shall be labeled, stored, handled and used in accordance with all applicable governmental regulations.

3.     An inventory of hazardous materials shall be created at least annually, maintained and made available upon request.

4.     Procedures involving the liberation of volatile, flammable, or toxic materials shall be performed in a fume hood.

5.     Biological procedures shall be performed in a biological safety cabinet.

6.     Food, drinks, and related utensils are not allowed in the laboratory.

7.     Appropriate personal clothing and personal protective equipment must be worn in the laboratory.

8.     Spills must be cleaned up immediately. Spills of greater than 4 liters must be reported to HudsonAlpha EH&S manager as soon as possible (facilities@hudsonalpha.com or 256-975-0862).

9.     Unobstructed access to all exits, fire extinguishers, electrical panels, emergency showers, and eyewash stations must be maintained at all times.

10.     If you experience an OSHA recordable incident, a copy of the completed incident investigation report must be provided to the HudsonAlpha EH&S manager as soon as possible.

11.     Extension cords cannot be used in lieu of permanent wiring. If an extension cord is used, it cannot pass under doors, across aisles, be hung from the ceiling or plugged into other extension cords, or be used for more than 30 calendar days.

12.     Guards on machinery or equipment must be in place during all operation(s).

13.     Where required laboratories must have signs posted at the entrances identifying the hazards that are present.

14.     All hazardous waste and bio-hazardous waste must be handled, stored, and disposed of properly and in accordance with applicable regulations.

15.     No one under the age of 18 shall be allowed in the laboratory without required approvals and supervision. Tenants are responsible for defining their approval process.

16.     Broken glass is to be put in containers marked “Broken Glass Only” after proper decontamination as necessary.

17.     Compressed gas cylinders must be secured in a manner to prevent tipping over.

18.     Do not use or store tobacco products or apply cosmetics in the laboratory.

19.     Keep containers containing hazardous materials closed when not in use.

20.     Keep laboratory clean, orderly, and floors free from trash and debris.

21.     Wash hands before leaving the laboratory, even if gloves have been worn.

22.     Consult the HudsonAlpha EH&S manager for any additional information.

23.     Do not introduce any amount of chemicals that are defined as “not recommended” by Landlord into laboratory drains.